UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2006

VIACOM INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32686	20-3515052

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1515 Broadway, New York, NY	10036

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (212) 258-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1.	Registrant’s Business and Operations
Item 1.01	Entry Into a Material Definitive Agreement.

On May 24, 2006, the Compensation Committee of the Board of Directors of Viacom Inc. awarded performance-based restricted share units (“Performance-Based RSUs”) under the Viacom Inc. 2006 Long-Term Management Incentive Plan (the “2006 LTMIP”) to certain of Viacom’s named executive officers and other executive officers. Vesting of the Performance-Based RSUs is conditioned on the change in the Company’s stock price over a four-year period or portion thereof beginning on the date of grant relative to the change in the industry average for the S&P 500 companies in addition to the achievement of a specified level of operating income before depreciation and amortization during 2006, as previously determined by Viacom's Compensation Committee. Awards of Performance-Based RSUs were made to the following named executive officers of Viacom in accordance with the terms of their previously filed employment agreements as follows: Thomas E. Freston, President and Chief Executive Officer; Robert M. Bakish, Executive Vice President, Operations and Viacom Enterprises; Michael J. Dolan, Executive Vice President and Chief Financial Officer; and Michael D. Fricklas, Executive Vice President, General Counsel and Secretary. If any of the performance criteria are not achieved, the Performance-Based RSUs will not vest and will be cancelled. A copy of the 2006 LTMIP was filed as Exhibit 10.12 to Viacom's Form 10-K for the fiscal year ended December 31, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIACOM INC.

By:	/s/ Michael D. Fricklas

	Name:	Michael D. Fricklas
	Title:	Executive Vice President, General Counsel and Secretary

Date: May 31, 2006